Exhibit 99.1
Masimo Reports First Quarter 2015 Financial Results
Q1 2015 Highlights (compared to Q1 2014):

■	Total revenue, including royalties, rose 11% to $154.5 million
■	Product revenue rose 11% to $147.4 million
■	Masimo rainbow® revenue declined 5% to $12.2 million
■	SET® and rainbow® SET® units shipments were 44,000
■
Net income of $20.5 million, or $0.38 per diluted share versus $22.6 million or $0.39 per diluted share in the year-ago period; year-ago period earnings per diluted share included a $0.09 benefit from legal accrual reversal

■	Non-GAAP net income of $22.2 million, or $0.41 per diluted share versus $17.9 million or $0.31 per diluted share in the year-ago period
Irvine, California, May 6, 2015 - Masimo (NASDAQ: MASI) today announced its financial results for the first quarter ended April 4, 2015.
First quarter 2015 product revenues rose 11% to $147.4 million, compared to $132.2 million for the first quarter of fiscal year 2014, and total revenue, including royalties, rose 11% to $154.5 million, up from $139.8 million for the first quarter of fiscal year 2014. The unfavorable effect of foreign currency movements reduced first quarter product revenues by approximately $4.2 million.
The company’s worldwide direct product revenue in the first quarter of 2015 rose by 13% compared to the same period in 2014 and represented 85% of product revenue. OEM sales, which accounted for 15% of product revenue, rose by 6% to $22.3 million in the first quarter of 2015 compared to the same period in 2014. Revenue from sales of Masimo rainbow® products was $12.2 million in the first quarter of 2015, compared to $12.9 million in the prior year period.
GAAP net income for the first quarter of 2015 was $20.5 million, or $0.38 per diluted share, compared to GAAP net income of $22.6 million, or $0.39 per diluted share, in the first quarter of 2014. First quarter 2014 results were positively impacted by a $0.09 per diluted share benefit due to the impact of a legal expense reversal. Non-GAAP net income for the first quarter was $22.2 million, or $0.41 per diluted share, versus non-GAAP net income of $17.9 million or $0.31 per diluted share in the year-ago period. During the first quarter of 2015, the company shipped approximately 44,000 SET® pulse oximetry and rainbow® Pulse CO-Oximetry™ units, excluding handheld units. Masimo estimates its worldwide installed base as of April 4, 2015 to be 1,340,000 units, up 9% from 1,231,000 units as of March 29, 2014.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “Our first quarter results continue to illustrate the strength of our pulse oximetry and Pulse CO-Oximetry™ technology, as we shipped over 40,000 Root®, Radical-7®, Radius-7TM and Rad-8® monitors and MS and MX OEM boards in the period. We are increasing our full year financial guidance for both revenues and earnings per share as a result of our strong first quarter performance, and we remain encouraged in our outlook for the remainder of the year.”
During the first quarter, the company generated $19.1 million in cash from operations and used approximately $13.1 million to fund improvements to its corporate headquarters facility. In addition, the company repurchased approximately 0.3 million shares of stock for $8.2 million, of which $2.1 million settled during the quarter. As of April 4, 2015, Masimo’s cash and cash equivalents were $135.7 million, compared to $134.5 million as of January 3, 2015.
2015 Financial Guidance
Masimo today is updating its 2015 financial guidance. Masimo now expects fiscal 2015 total revenues to be $608 million, up from $605 million and total product revenues to be $580 million, up from $577 million. Masimo now also expects its GAAP earnings per diluted share to be $1.33, up from $1.30 and expects non-GAAP earnings per diluted share to be approximately $1.48. Masimo will provide additional financial information during the conference call today. Each of the components of Masimo’s guidance set forth above is an estimate only and actual performance could differ.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the company's website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 32778491. After the live webcast, the call will be available on Masimo's website through May 20, 2015. In addition, a telephonic replay of the call will be available through May 20, 2015. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (855) 859-2056 for international callers. Please use reservation code 32778491.
About Masimo
Masimo (NASDAQ: MASI) is the global leader in innovative noninvasive monitoring technologies that significantly improve patient care-helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry's ability to detect life-threatening events. More than 100 independent and objective studies have shown that Masimo SET® outperforms other pulse oximetry technologies, even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow SET® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year 2015 total and product revenues and GAAP and non-GAAP earnings per diluted share; statements regarding product standard product margins, expense controls, our market share and adoption of our newer products; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management's current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow® SET® products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors' assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Mike Drummond
(949) 297-7077	(949) 297-7434
ekammerman@masimo.com	mdrummond@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI are trademarks or registered trademarks of Masimo Corporation

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	April 4, 2015	January 3, 2015
ASSETS
Current assets
Cash and cash equivalents	$135,720	$134,453
Accounts receivable, net of allowance for doubtful accounts	68,071	71,017
Inventories	69,572	69,718
Prepaid income taxes	516	417
Other current assets	23,560	21,471
Deferred tax assets	18,067	18,065
Total current assets	315,506	315,141
Deferred cost of goods sold	66,923	67,485
Property and equipment, net	108,665	101,952
Intangible assets, net	27,355	27,771
Goodwill	20,226	20,979
Deferred tax assets	24,153	24,193
Other assets	12,392	7,485
Total assets	$575,220	$565,006
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$27,061	$38,045
Accrued compensation	22,364	33,600
Accrued liabilities	37,615	24,541
Income taxes payable	6,988	6,562
Deferred revenue	23,052	21,067
Current portion of capital lease obligations	84	79
Total current liabilities	117,164	123,894
Deferred revenue	417	453
Long term debt	125,108	125,145
Other liabilities	7,839	7,773
Total liabilities	250,528	257,265
Commitments and contingencies
Equity
Masimo Corporation stockholders’ equity:
Common stock	53	52
Treasury stock	(194,139)	(185,906)
Additional paid-in capital	296,985	288,686
Accumulated other comprehensive loss	(5,035)	(2,093)
Retained earnings	225,783	205,260
Total Masimo Corporation stockholders’ equity	323,647	305,999
Noncontrolling interest	1,045	1,742
Total equity	324,692	307,741
Total liabilities and equity	$575,220	$565,006

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 4, 2015	March 29, 2014
Revenue:
Product	$147,357	$132,232
Royalty	7,180	7,582
Total revenue	154,537	139,814
Cost of goods sold	51,432	47,513
Gross profit	103,105	92,301
Operating expenses:
Selling, general and administrative	60,799	56,122
Research and development	14,929	13,996
Litigation award and defense costs	—	(8,010)
Total operating expenses	75,728	62,108
Operating income	27,377	30,193
Non-operating income	153	200
Income before provision for income taxes	27,530	30,393
Provision for income taxes	7,708	7,902
Net income including noncontrolling interest	19,822	22,491
Net loss attributable to the noncontrolling interest	701	141
Net income attributable to Masimo Corporation stockholders	20,523	22,632

Net income per share attributable to Masimo Corporation stockholders:
Basic	$0.39	$0.40
Diluted	$0.38	$0.39

Weighted-average shares used in per share calculations:
Basic	52,687	56,705
Diluted	53,964	58,047
The following table presents details of the share-based compensation expense that is included in each functional line item in the condensed consolidated statements of income (in thousands):

	Three Months Ended
	April 4, 2015	March 29, 2014
Cost of goods sold	$121	$110
Selling, general and administrative	2,048	2,088
Research and development	725	403
Total	$2,894	$2,601

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Three Months Ended
	April 4, 2015	March 29, 2014
Cash flows from operating activities:
Net income including noncontrolling interest	$19,822	$22,491
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	3,777	3,043
Share-based compensation	2,894	2,601
Loss on disposal of property and equipment	—	2
Provision for doubtful accounts	51	232
Provision for deferred income taxes	—	2,926
Income tax benefit from exercise of stock options granted prior to January 1, 2006	455	24
Excess tax deficit (benefit) from share-based compensation arrangements	56	(31)
Changes in operating assets and liabilities:
Decrease in accounts receivable	2,777	2,469
(Increase) decrease in inventories	(88)	1,288
Decrease (increase) in deferred cost of goods sold	444	(2,687)
(Increase) decrease in prepaid income taxes	(104)	2,832
Increase in other assets	(6,700)	(4,217)
(Decrease) increase in accounts payable	(3,053)	5,881
Decrease in accrued compensation	(10,817)	(6,996)
Increase (decrease) in accrued liabilities	7,183	(6,587)
Increase in income taxes payable	411	156
Increase in deferred revenue	1,949	929
Increase (decrease) in other liabilities	67	(130)
Net cash provided by operating activities	19,124	24,226
Cash flows from investing activities:
Purchases of property and equipment	(17,218)	(3,045)
Increase in intangible assets	(679)	(886)
Net cash used in investing activities	(17,897)	(3,931)
Cash flows from financing activities:
Repayments of capital lease obligations	(69)	(77)
Proceeds from issuance of common stock	4,612	1,918
Excess tax (deficit) benefit from share-based compensation arrangements	(56)	31
Repurchases of common stock	(2,154)	—
Issuance (repurchases) of equity by noncontrolling interest, net of equity issued	3	(42)
Net cash provided by financing activities	2,336	1,830
Effect of foreign currency exchange rates on cash	(2,296)	(62)
Net increase in cash and cash equivalents	1,267	22,063
Cash and cash equivalents at beginning of period	134,453	95,466
Cash and cash equivalents at end of period	$135,720	$117,529

MASIMO CORPORATION SUPPLEMENTAL NON-GAAP INFORMATION (unaudited in thousands, except per share amounts)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME:
	Three Months Ended
	April 4, 2015	March 29, 2014
GAAP net income attributable to Masimo Corporation stockholders	$20,523	$22,632
Non-GAAP adjustments:
Constant currency F/X adjustments	1,155	—
Amortization of acquisition-related intangible assets	388	388
Litigation award and defense costs	—	(8,010)
Tax impact of above items	105	2,892
Total non-GAAP adjustments	1,648	(4,730)
Non-GAAP net income attributable to Masimo Corporation stockholders	$22,171	$17,902

Net income per diluted share attributable to Masimo Corporation stockholders:
GAAP net income per diluted share	$0.38	$0.39
Non-GAAP Adjustments per diluted share	0.03	(0.08)
Non-GAAP net income per diluted share	$0.41	$0.31

RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE:
Fiscal Year Ending
January 2, 2016
GAAP EPS guidance	$1.33
Constant currency F/X adjustments	0.13
Amortization of acquisition-related intangible assets	0.03
Litigation award and defense costs	—
Tax impact of above items	(0.01)
Total non-GAAP EPS adjustments	0.15
Non-GAAP EPS guidance	$1.48
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the above table that are more fully described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.
The company has presented the following non-GAAP measures on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net operating results on an on-going basis: (i) non-GAAP revenue, (ii) non-GAAP gross profit, (iii) non-GAAP operating expenses, (iv) non-GAAP operating income, (v) non-GAAP non-operating income; (vi) non-GAAP net income attributable to Masimo Corporation stockholders, and (vii) non-GAAP net income per diluted share attributable to Masimo Corporation stockholders. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes non-GAAP revenue, non-GAAP gross profit, non-GAAP net income attributable to Masimo Corporation stockholders and non-

GAAP net income per diluted share attributable to Masimo Corporation stockholders are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency F/X adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. Similarly, certain of our product costs and operating expenses, and the related balance sheet payables and accruals, are denominated in foreign currencies other than the U.S. Dollar. These foreign currency revenues, costs and expenses, receivables, payables and accruals, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues, costs and expenses, receivables, payables and accruals by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and these related constant currency and other foreign exchange adjustments will continue to occur in future periods.
Amortization of acquisition-related intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Litigation awards, damages and defense costs. In connection with litigation proceedings arising in the course of our business, we have previously recorded expenses as a defendant in such proceedings in the form of damages and directly-related legal fees, as well as reversals of such damages and directly-related legal fee expenses upon a Court vacating a prior award against us. In addition, we have also previously recorded recoveries of damages and directly-related legal fees as a plaintiff in litigation proceedings. We believe that exclusion of these expenses, expense reversals and recoveries is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses, expense reversals and recoveries are generally unrelated to our core business and/or infrequent in nature.

Reconciliations between the GAAP and non-GAAP amounts for each financial statement line item are as follows:

RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME:
	Three Months Ended
	April 4, 2015			March 29, 2014
	As Reported GAAP	Non-GAAP Adjustments	As Adjusted Non-GAAP	As Reported GAAP	Non-GAAP Adjustments	As Adjusted Non-GAAP
Revenue:
Product	$147,357	$4,236	$151,593	$132,232	$—	$132,232
Royalty	7,180	—	7,180	7,582	—	7,582
Total revenue	154,537	4,236	158,773	139,814	—	139,814
Cost of goods sold	51,432	731	52,163	47,513	(114)	47,399
Gross profit	103,105	3,505	106,610	92,301	114	92,415
Product Gross Profit %	65.1%	0.5%	65.6%	64.1%	0.1%	64.2%
Total Gross Profit %	66.7%	0.4%	67.1%	66.0%	0.1%	66.1%

Total operating expenses	75,728	1,528	77,256	62,108	7,736	69,844
Operating income	27,377	1,977	29,354	30,193	(7,622)	22,571
Non-operating income (expense)	153	(434)	(281)	200	—	200
Income before provision for income taxes	27,530	1,543	29,073	30,393	(7,622)	22,771
Provision for income taxes	7,708	(105)	7,603	7,902	(2,892)	5,010
Net income including noncontrolling interest	19,822	1,648	21,470	22,491	(4,730)	17,761
Net loss attributable to the noncontrolling interest	701	—	701	141	—	141
Net income attributable to Masimo Corporation stockholders	$20,523	$1,648	$22,171	$22,632	$(4,730)	$17,902

Net income per share attributable to Masimo Corporation stockholders:
Basic	$0.39	$0.03	$0.42	$0.40	$(0.08)	$0.32
Diluted	$0.38	$0.03	$0.41	$0.39	$(0.08)	$0.31

Weighted-average shares used in per share calculations:
Basic	52,687	52,687	52,687	56,705	56,705	56,705
Diluted	53,964	53,964	53,964	58,047	58,047	58,047

A summary of the non-GAAP adjustments presented above by financial statement line item is as follows:

NON-GAAP ADJUSTMENTS BY FINANCIAL STATEMENT LINE ITEM:
increase (decrease)	Three Months Ended
	April 4, 2015	March 29, 2014
Revenue:
Constant currency F/X adjustments	$4,236	$—
Total revenue adjustments	4,236	—

Cost of goods sold:
Constant currency F/X adjustments	845	—
Amortization of acquisition-related intangible assets	(114)	(114)
Total cost of goods sold adjustments	731	(114)

Operating expenses:
Constant currency F/X adjustments	1,802	—
Amortization of acquisition-related intangible assets	(274)	(274)
Litigation award and defense costs	—	8,010
Total operating expense adjustments	1,528	7,736

Non-operating income:
Constant currency F/X adjustments	(434)	—
Total non-operating income adjustments	(434)	—

Total non-GAAP adjustments before income taxes	1,543	(7,622)

Income tax effects	(105)	(2,892)

Total non-GAAP adjustments	$1,648	$(4,730)